UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 30, 2016

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On June 30, 2016, Innovus Pharmaceuticals Inc. (the “Company”), entered into three Securities Purchase Agreements, in the form attached as Exhibit 4.1 (the “Purchase Agreement”) with three institutional accredited investors (the “Buyers”), pursuant to which the Company received aggregate gross proceeds of $1,500,000 (the “Offering”); pursuant to which it sold:

a)
Note. Convertible Promissory Notes of the Company, in the form attached hereto as Exhibit 4.2, in the aggregate principal amount of $1,650,000 (the “Notes”). (the Notes were sold at a 10% original issue discount and the Company received an aggregate total of $1,000,000 in funds thereunder). The Notes and accrued interest are convertible into shares of common stock, $0.001 par value per share of the Company (the “Common Stock”) at a conversion price of $0.25 per share. The Maturity date of the Notes are July 30, 2017. The Notes bear interest on the unpaid principal amount at a rate of 5% per annum from the date of the issuance until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Notwithstanding the foregoing, upon occurrence of an Event of Default as defined in such Note, the Conversion Price shall be the lower of (i) the fixed conversion price, (ii) 75% multiplied by the volume weighted average price of the Common Stock during the ten (10) consecutive trading day period immediately preceding the later of the Event of Default or the end of the applicable cure period, whichever is later. Notwithstanding the above, when, upon an occurrence of Event of Default, the Holder requests for outstanding balance and principal amount to be repaid in cash, but the Company is unable to do so, then the Conversion Price shall be the lower of: (i) the Fixed Conversion Price or (ii) 60% multiplied by the lowest daily volume weighted average price of the Common Stock during the ten (10) consecutive day period preceding the date of conversion; Under the terms of the Note, the Company shall not effect certain corporate and business actions during the term of the Note, although some may be done with proper notice. Pursuant to the Purchase Agreement, with certain exceptions, the Note holder has a right of participation during the term of the Note; the Company granted the Note holder piggy-back registration rights for the shares of Common Stock underlying the Notes.

b)
Warrants. Concurrent with the signing of the Securities Purchase Agreements, the Company issued a Common Stock Purchase Warrant to the Buyers, which allows it to purchase an aggregate of 1,500,000 shares of common stock, $0.001 par value per share, of the Company at an exercise price of $0.40. A copy of the Warrant is attached as Exhibit 4.3.

c)
Registration Rights. In addition, a Registration Rights Agreement was signed that commits the Company to file an Initial Registration Statement within 30 business days following the sale, and receipt of proceeds, of an aggregate of $1,000,000 of Notes to the Buyer and/or third party investors on the same terms and conditions set forth in the Purchase Agreement. A copy of the form Registration Rights Agreement is attached as Exhibit 4.4.

d)
Issuance Shares. Pursuant to the Purchase Agreement, the Company issued an aggregate 3,750,000 restricted shares of Common Stock to the Buyers as additional consideration for the purchase of the Notes by the Buyers (the “Issuance Shares”).

The shares of Common Stock, including the shares underlying the Notes, issued in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506(b)) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Buyer is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

The Company agreed to use the net proceeds from the Offering for general working capital purposes. The Buyer agreed to allow the Company to raise a total of $3,300,000.00 on the same terms and conditions as the Offering, of which the Company has raised $1,500,000.

The Purchase Agreement contains representations and warranties by the Company and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; and no brokers used; and with respect to the investors: authorization, accredited investor status and investment intent.

           The foregoing description of the terms of the Purchase Agreement and Notes is qualified in its entirety by reference to the provisions of the forms of the Purchase Agreement, Note, Warrant, Share Issuance Agreement, and Registration Rights Agreement which are filed as Exhibits 4.1 through 4.5 to this Current Report, respectively, and are incorporated by reference herein (collectively, the “Transaction Documents”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same; the information contained herein is merely included to disclose the terms of the transaction mentioned herein.

Important Notice Regarding the Transaction Documents
The Transaction Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Transaction Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement, dated June 30, 2016
4.2	Form of Convertible Promissory Note, dated June 30, 2016
4.3	Form of Common Stock Purchase Warrant Agreement, dated June 30, 2016
4.4	Form of Registration Rights Agreement, dated June 30, 2016
99.1	Press Release dated July 6, 2016

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: July 6, 2016	By: /s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer